Exhibit 10.3

EXECUTION VERSION

Amendment No. 6 to Purchase and Contribution Agreement

AMENDMENT AGREEMENT (this “Amendment Agreement”) dated as of October 3, 2008 between Lexmark International, Inc. (the “Seller”) and Lexmark Receivables Corporation (the “Purchaser”).

Preliminary Statements.

(1)           The Seller and Purchaser are parties to a Purchase and Contribution Agreement dated as of October 22, 2001 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and contributed Receivables from time to time to the Purchaser.

(2)           The parties hereto desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendment.  Upon the effectiveness of this Amendment Agreement, the Agreement is hereby amended as follows:

1.1 the definition of “Alternate Base Rate” in Section 1.01 is hereby deleted and replaced as follows:

“Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of:

  (a) the rate of interest most recently announced by BTMU in New York, New York as its Prime Rate; or

  (b) the Federal Funds Rate most recently determined by BTMUNY, plus 1.00%.

 The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by BTMU or BTMUNY in connection with extensions of credit.

1.2 the definition of “Federal Funds Rate” in Section 1.01 is hereby deleted and replaced as follows:

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to:

                                                (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                                                (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BTMUNY from three federal funds brokers of recognized standing selected by it.

1.3 the definition of “Sale Agreement” in Section 1.01 is hereby deleted and replaced as follows:

“Sale Agreement” means that certain Amended and Restated Receivables Purchase Agreement, dated as of October 8, 2004, among the Purchaser, as seller, CIESCO, LLC and Gotham Funding Corporation, as investors, Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as banks, Citicorp North America, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as investor agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (successor program agent to Citicorp North America, Inc.), as program agent, and the Seller, as collection agent and originator, as amended or restated from time to time.

1.4 the following definitions are added to Section 1.01 in the appropriate alphabetical order:

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“BTMUNY” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

1.5 the definition of “Citibank” in Section 1.01 is deleted.

1.6 the address and facsimile and telephone numbers for Purchaser appearing on the signature page thereto is hereby deleted and replaced with the following:

Lexmark Receivables Corporation
2215-B Renaissance Drive, Suite 5
Las Vegas, NV 89119
Facsimile No.:  (702) 966-4247
Telephone No.:  (702) 740-4244

SECTION 2. Effectiveness.  This Amendment Agreement shall become effective at such time that executed counterparts of this Amendment Agreement have been delivered by each party hereto to the other party hereto and the Amendment dated as of the date hereof to the Sale Agreement shall have become effective.

SECTION 3. Representations and Warranties.  The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment Agreement); provided, that for purposes of the foregoing, Section 4.01(f) of the Agreement is amended by replacing the dates “December 31, 2000” in the first through second line thereof and “September 30, 2005” in the penultimate line thereof, in each case with the date “December 31, 2007.”

SECTION 4. Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. GOVERNING LAW.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6. Execution in Counterparts.  This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                                                                                                                   LEXMARK INTERNATIONAL, INC.

By: /s/ Richard A. Pelini
Title: VP & Treasurer

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Title: Assistant Treasurer

Pursuant to Section 5.01(m) of the Sale Agreement
(as such term is defined in the Purchase and Contribution
Agreement, as amended hereby), the undersigned consents
to the foregoing Amendment No. 6 dated as of October 3, 2008 to the Purchase and Contribution Agreement:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
  NEW YORK BRANCH,
as the Program Agent

By: /s/ Aditya Reddy
     Name: Aditya Reddy
    Title: VP and Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
  NEW YORK BRANCH,
as an Investor Agent

By: /s/ Kenneth Egusa
Name: Kenneth K. Egusa
Title: Authorized Signatory